Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE August 4, 2010
For more information, contact:

Wendy C. Waugaman, Chief Executive Officer
(515) 457-1824, wcwaugaman@american-equity.com

John M. Matovina, Chief Financial Officer
(515) 457-1813, jmatovina@american-equity.com

Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com

Debra J. Richardson, Executive Vice President
(515) 273-3551, drichardson@american-equity.com

American Equity Reports Record Operating Earnings of $29.2 Million or
$0.48 Per Diluted Common Share for the Second Quarter 2010

WEST DES MOINES, Iowa (August 4, 2010) – American Equity Investment Life Holding Company (NYSE: AEL), a leading underwriter of index and fixed rate annuities, reported record operating income1 of $29.2 million, or $0.48 per diluted common share for the second quarter of 2010, a 35% increase over 2009 second quarter operating income of $21.6 million, or $0.38 per common diluted share.  Highlights for the second quarter and first six months of 2010 include:

▪	American Equity’s annuity sales (before coinsurance) increased 5% to $1.9 billion for the first six months of 2010 compared to $1.8 billion for the same period in 2009.

▪	Invested assets at June 30, 2010 increased 21% to $17.3 billion compared to $14.3 billion at June 30, 2009.

▪	Investment spread on annuity liabilities reached a record 3.23% for the second quarter of 2010 compared to 2.97% for the same period in 2009.

▪	Book value per share including accumulated other comprehensive income of increased to $15.85 at June 30, 2010 compared to $13.08 at December 31, 2009.

▪	The Securities and Exchange Commission (“SEC”) declared effective the registration statement for the company’s first registered index annuity to be offered by subsidiary Eagle Life Insurance Company.

Net loss for the second quarter of 2010 was $1.5 million, compared to net income of $9.0 million for the same period in 2009.  The net loss for the second quarter of 2010 included $30.5 million for the impact of fair value accounting for index annuity derivatives and embedded derivatives compared to a reduction in net income of $13.9 million for the same period in 2009.  The increase in the impact of this item during the second quarter of 2010 reflects a decline from the preceding quarter in the risk-adjusted discount rate utilized in the fair value measurement of index annuity embedded derivative liabilities.

1 In addition to net income (loss), American Equity has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate its financial performance.  See accompanying tables for the reconciliation of net income (loss) to operating income and a description of reconciling items.

THE DEFEAT OF SEC RULE 151A

American Equity’s two-year battle with the SEC over Rule 151A came to a successful conclusion last month when both a federal appellate court and Congress took action to invalidate the Rule.  On July 13, 2010 the U.S. Circuit Court of Appeals for the D.C. Circuit granted a vacatur of the Rule in connection with the lawsuit filed by American Equity and other industry representatives challenging the Rule.  The Court based its decision on the SEC’s failure to analyze the Rule’s impact on the index annuity market and specifically whether the Rule promoted “efficiency, competition and capital formation” in this market.  The vacatur order invalidated the existing Rule but would have left open the possibility of future SEC rulemaking to gain oversight of index annuities.  However, shortly after the Court’s order was issued, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law and enacted broad financial reforms including new limitations on the SEC’s power to regulate annuities. These limitations were contained in an amendment to the Act offered by Senator Tom Harkin of Iowa during the joint House-Senate conference deliberations over this law.

Commented David J. Noble Executive Chairman of American Equity:  “Senator Harkin, Congressman Leonard Boswell and other members of the Iowa Congressional delegation demonstrated great leadership in securing passage of the Harkin Amendment to the financial reform bill.  They clearly recognized that the SEC’s overreach into the life insurance industry would have restricted consumer choice and cost jobs without any meaningful increase in consumer protections already in place at the state level.  We are proud to be an Iowa-based company.  We are also extremely proud of the leadership role played by American Equity in its advocacy against Rule 151A both in the Court and in the halls of Congress.”

RECORD INVESTMENT SPREAD DESPITE DECLINING NEW MONEY RATES

American Equity achieved a record aggregate investment spread (defined as the yield on invested assets over the cost of money on annuity liabilities) of 3.23% for the second quarter of 2010 compared to 2.97% for the same period last year.  This improvement was due primarily to a reduction in the cost of money on index annuity liabilities to 2.85% compared to 3.29% for the second quarter of 2009.  The increase in investment spread, as well as continued growth in the total invested assets, were the primary factors in achieving record operating earnings for the second quarter of 2010.  The 21% growth in total invested assets from June 30, 2009 to June 30 2010 is a direct result of continuing strong sales of American Equity’s products, which exceed $2 billion year to date.

 The average yield on invested assets for the second quarter of 2010 was 6.14% compared to 6.28% for the same period last year.  During the second quarter of 2010, fixed maturity securities aggregating $1.4 billion were purchased at an average yield of 5.83%, reflecting the low levels of market rates currently available as well as a general tightening of credit spreads.  During this period the company also funded $92 million of new commercial mortgage loans at an average yield of 6.71%.   Due to the low interest rate environment, calls for redemption of bonds held by the company remained high in the second quarter of 2010, with $1.2 billion in securities called, sold or prepaid with an average yield of 6.02%.

In response to the low rate environment for new investments, American Equity announced a reduction in certain crediting rates on new annuity liabilities, including fixed rates as well as index cap and participation rates.   This rate cut was effective July 20, 2010 and applies only to applications for new policies received after that date.  Renewal rates on existing annuity liabilities remain unchanged at present.

RISK BASED CAPITAL CLIMBS TO 375%

American Equity’s estimated risk based capital ratio (“RBC”) at June 30, 2010 was 375%, compared to 337% at December 31, 2009.  This increase is driven by strong statutory earnings which in turn result in a higher level of regulatory capital and surplus.  The increase in the Company’s RBC ratio reinforces management’s belief that its capital is more than adequate to support current and near term sales growth at anticipated levels.  Management regularly reviews capital adequacy and will remain opportunistic in seeking new capital should sales increase faster than expected.

AT-THE-MARKET OFFERING CANCELLED

Effective August 2, 2010, the company terminated its at-the-market offering of its common stock.   In light of the increase in its RBC ratio as discussed above, the company determined that it does not want to issue common equity at recent market prices and the program is too costly to maintain for an indefinite period.   Since the beginning of the program on August 20, 2009, the company has issued 132,300 shares of common stock and received $1.1 million in gross proceeds from such sales.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties.  Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements.  Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations.  Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

CONFERENCE CALL

American Equity will hold a conference call to discuss second quarter 2010 earnings on Thursday, August 5, 2010, at 10 a.m. CDT.  The conference call will be webcast live on the Internet.  Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.  The call may also be accessed by telephone at 800-573-4842, passcode 41099854 (international callers, please dial 617-224-4327).  An audio replay will be available shortly after the call on AEL’s web site.  An audio replay will also be available via telephone through August 26, 2010 by calling 888-286-8010, passcode 34054633 (international callers will need to dial 617-801-6888).

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate index annuities.  The company’s headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa, 50266.  The mailing address of the company is:  P.O. Box 71216, Des Moines, Iowa 50325.

###

American Equity Investment Life Holding Company

Net Income (Loss)/Operating Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$2,643	$2,867	$5,930	$6,353
Annuity product charges	18,617	16,615	34,135	31,666
Net investment income	254,845	226,803	497,755	447,457
Change in fair value of derivatives	(208,737)	30,494	(126,722)	(13,329)
Net realized gains on investments, excluding other than	1,063	4,317	10,966	5,077
temporary impairment ("OTTI") losses
OTTI losses on investments:
Total OTTI losses	(1,603)	(22,061)	(14,187)	(77,452)
Portion of OTTI losses recognized in other comprehensive income	785	16,418	10,146	58,371
Net OTTI losses recognized in operations	(818)	(5,643)	(4,041)	(19,081)
Gain (loss) on retirement of debt	(292)	3,098	(292)	3,098
Total revenues	67,321	278,551	417,731	461,241

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,169	1,974	4,501	4,173
Interest sensitive and index product benefits	228,818	71,977	425,687	131,740
Amortization of deferred sales inducements	3,243	12,184	16,332	25,895
Change in fair value of embedded derivatives	(190,211)	140,716	(126,336)	154,899
Interest expense on notes payable	4,673	3,642	9,324	7,918
Interest expense on subordinated debentures	3,716	4,029	7,401	8,237
Interest expense on amounts due under repurchase agreements	-	2	-	244
Amortization of deferred policy acquisition costs	917	13,266	28,185	47,910
Other operating costs and expenses	16,702	16,880	32,687	31,344
Total benefits and expenses	70,027	264,670	397,781	412,360

Income (loss) before income taxes	(2,706)	13,881	19,950	48,881
Income tax expense (benefit)	(1,202)	4,869	6,569	13,394
Net income (loss)	(1,504)	9,012	13,381	35,487
Net realized gains and net OTTI losses on investments, net of offsets	11	141	(2,358)	(537)
Convertible debt retirement, net of income taxes	171	(1,520)	171	(1,520)
Net effect of derivatives and other index annuity, net of offsets	30,530	13,946	43,797	11,481

Operating income (a)	$29,208	$21,579	$54,991	$44,911

Earnings (loss) per common share	$(0.03)	$0.16	$0.23	$0.66
Earnings (loss) per common share - assuming dilution	$(0.03)	$0.16	$0.23	$0.63
Operating income per common share (a)	$0.50	$0.39	$0.94	$0.83
Operating income per common share - assuming dilution (a)	$0.48	$0.38	$0.90	$0.80

Weighted average common shares outstanding (in thousands):
Earnings per common share	58,427	55,336	58,326	54,157
Earnings per common share - assuming dilution	61,592	58,105	61,365	56,909

American Equity Investment Life Holding Company

Operating Income
Three months ended June 30, 2010 (Unaudited)

		Adjustments
		Realized Gains	Derivatives
		and Convertible	and Other	Operating
	As Reported	Debt	Index Annuity	Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$2,643	$-	$-	$2,643
Annuity product charges	18,617	-	-	18,617
Net investment income	254,845	-	-	254,845
Change in fair value of derivatives	(208,737)	-	300,043	91,306
Net realized gains on investments, excluding other than			-	-
temporary impairment ("OTTI") losses	1,063	(1,063)
Net OTTI losses recognized in operations	(818)	818	-	-
Gain (loss) on retirement of debt	(292)	292	-	-
Total revenues	67,321	47	300,043	367,411

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,169	-	-	2,169
Interest sensitive and index product benefits	228,818	-	(4,487)	224,331
Amortization of deferred sales inducements	3,243	(208)	21,468	24,503
Change in fair value of embedded derivatives	(190,211)	-	190,211	-
Interest expense on notes payable	4,673	-	-	4,673
Interest expense on subordinated debentures	3,716	-	-	3,716
Amortization of deferred policy acquisition costs	917	(55)	45,555	46,417
Other operating costs and expenses	16,702	-	-	16,702
Total benefits and expenses	70,027	(263)	252,747	322,511

Income (loss) before income taxes	(2,706)	310	47,296	44,900
Income tax expense (benefit)	(1,202)	128	16,766	15,692

Net income (loss)	$(1,504)	$182	$30,530	$29,208

Earnings (loss) per common share	$(0.03)			$0.50
Earnings (loss) per common share - assuming dilution	$(0.03)			$0.48

(a) In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations, gain (loss) on retirement of debt and fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement

June 30, 2010

A.	Financial Highlights

	Condensed Consolidated Balance Sheets	1
	Consolidated Statements of Operations	2
	Operating Income
	Six Months Ended June 30, 2010	3
	Three Months Ended June 30, 2010	4
	Quarterly Summary – Most Recent 5 quarters	5
	Capitalization/ Book Value per Share	6

B.	Product Summary

	Annuity Deposits by Product Type	7
	Surrender Charge Protection and Account Values by Product Type	7
	Annuity Liability Characteristics	8
	Spread Results	10

C.	Investment Summary

	Summary of Invested Assets	10
	Credit Quality of Fixed Maturity Securities	11
	Watch List Securities	11
	Summary of Residential Mortgage Backed Securities	12
	Mortgage Loans by Region and Property Type	13

D.	Shareholder Information	14

E.	Research Analyst Coverage	15

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2010	December 31, 2009

Assets
Investments:
Fixed maturity securities:
Available for sale, at fair value	$13,268,670	$10,704,131
Held for investment, at amortized cost	761,206	1,635,083
Equity securities, available for sale, at fair value	85,631	93,086
Mortgage loans on real estate	2,524,332	2,449,778
Derivative instruments	191,411	479,272
Short term investments	449,797	–
Other investments	16,965	12,760
Total investments	17,298,012	15,374,110

Cash and cash equivalents	845,375	528,002
Coinsurance deposits	2,451,516	2,237,740
Accrued investment income	113,021	113,658
Deferred policy acquisition costs	1,565,899	1,625,785
Deferred sales inducements	1,026,129	1,011,449
Deferred income taxes	76,878	85,661
Income taxes recoverable	–	103,684
Other assets	44,184	231,915
Total assets	$23,421,014	$21,312,004

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$20,924,162	$19,336,221
Other policy funds and contract claims	154,170	119,403
Notes payable	313,079	316,468
Subordinated debentures	268,360	268,347
Income taxes payable	14,583	–
Other liabilities	828,191	516,942
Total liabilities	22,502,545	20,557,381

Stockholders’ equity:
Common stock	56,581	56,203
Additional paid-in capital	427,899	422,225
Unallocated common stock held by ESOP	(5,358)	(5,679)
Accumulated other comprehensive income (loss)	113,649	(30,456)
Retained earnings	325,698	312,330
Total stockholders’ equity	918,469	754,623
Total liabilities and stockholders’ equity	$23,421,014	$21,312,004

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Traditional life and accident and health insurance premiums	$2,643	$2,867	$5,930	$6,353
Annuity product charges	18,617	16,615	34,135	31,666
Net investment income	254,845	226,803	497,755	447,457
Change in fair value of derivatives	(208,737)	30,494	(126,722)	(13,329)
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	1,063	4,317	10,966	5,077
OTTI losses on investments:
Total OTTI losses	(1,603)	(22,061)	(14,187)	(77,452)
Portion of OTTI losses recognized in other comprehensive income	785	16,418	10,146	58,371
Net OTTI losses recognized in operations	(818)	(5,643)	(4,041)	(19,081)
Gain (loss) on retirement of debt	(292)	3,098	(292)	3,098
Total revenues	67,321	278,551	417,731	461,241

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,169	1,974	4,501	4,173
Interest sensitive and index product benefits	228,818	71,977	425,687	131,740
Amortization of deferred sales inducements	3,243	12,184	16,332	25,895
Change in fair value of embedded derivatives	(190,211)	140,716	(126,336)	154,899
Interest expense on notes payable	4,673	3,642	9,324	7,918
Interest expense on subordinated debentures	3,716	4,029	7,401	8,237
Interest expense on amounts due under repurchase agreements	–	2	–	244
Amortization of deferred policy acquisition costs	917	13,266	28,185	47,910
Other operating costs and expenses	16,702	16,880	32,687	31,344
Total benefits and expenses	70,027	264,670	397,781	412,360

Income (loss) before income taxes	(2,706)	13,881	19,950	48,881
Income tax expense (benefit)	(1,202)	4,869	6,569	13,394
Net income (loss)	$(1,504)	$9,012	$13,381	$35,487

Earnings (loss) per common share	$(0.03)	$0.16	$0.23	$0.66
Earnings (loss) per common share - assuming dilution (a)	$(0.03)	$0.16	$0.23	$0.63
Weighted average common shares outstanding (in thousands):
Earnings per common share	58,427	55,336	58,326	54,157
Earnings per common share - assuming dilution	61,592	58,105	61,365	56,909

(a)
The numerator for earnings per common share - assuming dilution is equal to net income plus the after tax cost of interest on convertible subordinated debentures issued to a subsidiary trust. The after tax cost of such interest was $259 for the three months ended June 30, 2010 and June 30, 2009 and $518 for the six months ended June 30, 2010 and June 30, 2009.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Operating Income
Six months ended June 30, 2010 (Unaudited)

		Adjustments
	As Reported	Realized Gains and Convertible Debt	Derivatives and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$5,930	$–	$–	$5,930
Annuity product charges	34,135	–	–	34,135
Net investment income	497,755	–	–	497,755
Change in fair value of derivatives	(126,722)	–	284,799	158,077
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	10,966	(10,966)	–	–
Net OTTI losses recognized in operations	(4,041)	4,041	–	–
Gain (loss) on retirement of debt	(292)	292	–	–
Total revenues	417,731	(6,633)	284,799	695,897

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	4,501	–	–	4,501
Interest sensitive and index product benefits	425,687	–	(6,072)	419,615
Amortization of deferred sales inducements	16,332	(1,468)	32,413	47,277
Change in fair value of embedded derivatives	(126,336)	–	126,336	–
Interest expense on notes payable	9,324	–	–	9,324
Interest expense on subordinated debentures	7,401	–	–	7,401
Amortization of deferred policy acquisition costs	28,185	(1,805)	64,212	90,592
Other operating costs and expenses	32,687	–	–	32,687
Total benefits and expenses	397,781	(3,273)	216,889	611,397

Income before income taxes	19,950	(3,360)	67,910	84,500
Income tax expense	6,569	(1,173)	24,113	29,509
Net income	$13,381	$(2,187)	$43,797	$54,991

Earnings per common share	$0.23			$0.94
Earnings per common share – assuming dilution	$0.23			$0.90

(a)
In addition to net income, we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations, gain (loss) on retirement of debt and fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$280,260	$–	$280,260
Cost of money for fixed index annuities	(120,935)	–	(120,935)
Change in the difference between fair value and remaining option cost at beginning and end of period	(286,047)	284,799	(1,248)
	$(126,722)	$284,799	$158,077

Index credits included in interest credited to account balances	$295,532		$295,532

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Operating Income
Three months ended June 30, 2010 (Unaudited)

		Adjustments
	As Reported	Realized Gains and Convertible Debt	Derivatives and Other Index Annuity	Operating Income (a)
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$2,643	$–	$–	$2,643
Annuity product charges	18,617	–	–	18,617
Net investment income	254,845	–	–	254,845
Change in fair value of derivatives	(208,737)	–	300,043	91,306
Net realized gains on investments, excluding other than temporary impairment (“OTTI”) losses	1,063	(1,063)	–	–
Net OTTI losses recognized in operations	(818)	818	–	–
Gain (loss) on retirement of debt	(292)	292	–	–
Total revenues	67,321	47	300,043	367,411

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,169	–	–	2,169
Interest sensitive and index product benefits	228,818	–	(4,487)	224,331
Amortization of deferred sales inducements	3,243	(208)	21,468	24,503
Change in fair value of embedded derivatives	(190,211)	–	190,211	–
Interest expense on notes payable	4,673	–	–	4,673
Interest expense on subordinated debentures	3,716	–	–	3,716
Amortization of deferred policy acquisition costs	917	(55)	45,555	46,417
Other operating costs and expenses	16,702	–	–	16,702
Total benefits and expenses	70,027	(263)	252,747	322,511

Income (loss) before income taxes	(2,706)	310	47,296	44,900
Income tax expense (benefit)	(1,202)	128	16,766	15,692
Net income (loss)	$(1,504)	$182	$30,530	$29,208

Earnings (loss) per common share	$(0.03)			$0.50
Earnings (loss) per common share – assuming dilution	$(0.03)			$0.48

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations, gain (loss) on retirement of debt and fair value changes in derivatives and embedded derivatives. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income, provides information that may enhance an investor's understanding of our underlying results and profitability.

Change in fair value of derivatives:
Proceeds received at expiration	$154,416	$–	$154,416
Cost of money for fixed index annuities	(62,494)	–	(62,494)
Change in the difference between fair value and remaining option cost at beginning and end of period	(300,659)	300,043	(616)
	$(208,737)	$300,043	$91,306

Index credits included in interest credited to account balances	$161,974		$161,974

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Operating Income/Net Income
Quarterly Summary – Most Recent 5 Quarters (Unaudited)

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
	(Dollars in thousands, except per share data)
Revenues:
Traditional life and accident and health insurance premiums	$2,643	$3,287	$3,135	$3,166	$2,867
Annuity product charges	18,617	15,518	15,857	15,835	16,615
Net investment income	254,845	242,910	243,244	241,471	226,803
Change in fair value of derivatives	91,306	66,771	6,597	(56,805)	(53,476)
Total revenues	367,411	328,486	268,833	203,667	192,809

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	2,169	2,332	1,979	2,737	1,974
Interest sensitive and index product benefits	224,331	195,284	140,704	74,697	76,515
Amortization of deferred sales inducements	24,503	22,774	20,772	20,209	17,986
Interest expense on notes payable	4,673	4,651	3,565	3,370	3,642
Interest expense on subordinated debentures	3,716	3,685	3,741	3,841	4,029
Interest expense on amounts due under repurchase agreements	–	–	190	100	2
Amortization of deferred policy acquisition costs	46,417	44,175	41,732	41,472	39,231
Other operating costs and expenses	16,702	15,985	11,950	13,961	16,380
Total benefits and expenses	322,511	288,886	224,633	160,387	159,759

Operating income before income taxes	44,900	39,600	44,200	43,280	33,050
Income tax expense	15,692	13,817	15,486	15,127	11,471

Operating income (a)	29,208	25,783	28,714	28,153	21,579
Net realized gains and net OTTI losses on investments, net of offsets	(11)	2,369	12,293	(11,491)	(141)
Convertible debt retirement, net of income taxes	(171)	–	(2,207)	–	1,520
Net effect of derivatives and other index annuity, net of offsets	(30,530)	(13,267)	(2,779)	(19,640)	(13,946)

Net income (loss)	$(1,504)	$14,885	$36,021	$(2,978)	$9,012

Operating income per common share (a)	$0.50	$0.44	$0.49	$0.49	$0.39
Operating income per common share – assuming dilution (a)	$0.48	$0.43	$0.48	$0.47	$0.38
Earnings (loss) per common share	$(0.03)	$0.26	$0.62	$(0.05)	$0.16
Earnings (loss) per common share – assuming dilution	$(0.03)	$0.25	$0.60	$(0.05)	$0.16

Weighted average common shares outstanding (in thousands):
Earnings (loss) per common share	58,427	58,225	58,143	58,030	55,336
Earnings (loss) per common share - assuming dilution	61,592	61,138	60,946	60,833	58,105

(a)
In addition to net income (loss), we have consistently utilized operating income, operating income per common share and operating income per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income (loss) adjusted to eliminate the impact of net realized gains and losses on investments including net OTTI losses recognized in operations and related deferred tax valuation allowance, gain (loss) on retirement of debt, fair value changes in derivatives and embedded derivatives and the Lehman counterparty default on expired call options. Because these items fluctuate from quarter to quarter in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income (loss), provides information that may enhance an investor's understanding of our underlying results and profitability.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Capitalization/ Book Value per Share

	June 30, 2010	December 31, 2009
	(Dollars in thousands, except per share data)
Capitalization:
Notes payable	$313,079	$316,468
Subordinated debentures payable to subsidiary trusts	268,360	268,347
Total debt	581,439	584,815

Total stockholders’ equity	918,469	754,623

Total capitalization	1,499,908	1,339,438
Accumulated other comprehensive (income) loss (AOCL)	(113,649)	30,456
Total capitalization excluding AOCL (a)	$1,386,259	$1,369,894

Total stockholders’ equity	$918,469	$754,623
Accumulated other comprehensive (income) loss	(113,649)	30,456
Total stockholders’ equity excluding AOCL (a)	$804,820	$785,079

Common shares outstanding (b)	57,939,789	57,698,687

Book Value per Share: (c)
Book value per share including AOCL	$15.85	$13.08
Book value per share excluding AOCL (a)	$13.89	$13.61

Debt-to-Capital Ratios: (d)
Senior debt / Total capitalization	22.6%	23.1%
Adjusted debt / Total capitalization	26.9%	27.7%

(a)
Total capitalization, total stockholders’ equity and book value per share excluding AOCL, non-GAAP financial measures, are based on stockholders’ equity excluding the effect of AOCL.  Since AOCL fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(b)
Common shares outstanding include shares held by the NMO Deferred Compensation Trust: 2010 -1,855,835  shares; 2009 - 2,022,800 shares and exclude unallocated shares held by ESOP: 2010 - 497,527 shares; 2009 - 527,272 shares.

(c)
Book value per share including and excluding AOCL is calculated as total stockholders’ equity and total stockholders’ equity  excluding AOCL divided by the total number of shares of common stock outstanding.

(d)
Debt-to-capital ratios are computed using total capitalization excluding AOCL.  Adjusted debt includes notes payable and the portion of the total subordinated debentures payable to subsidiary trusts outstanding (qualifying trust preferred securities) that exceeds 15% of total capitalization including AOCL.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Annuity Deposits by Product Type

	Six Months Ended June 30,		Year Ended December 31,
Product Type	2010	2009	2009
	(Dollars in thousands)
Fixed Index Annuities:
Index Strategies	$948,362	$729,142	$1,535,477
Fixed Strategy	704,230	980,892	1,849,833
	1,652,592	1,710,034	3,385,310
Fixed Rate Annuities:
Single-Year Rate Guaranteed	115,165	39,416	113,511
Multi-Year Rate Guaranteed	125,885	48,181	178,737
	241,050	87,597	292,248
Total before coinsurance ceded	1,893,642	1,797,631	3,677,558
Coinsurance ceded	259,072	589	749,260
Net after coinsurance ceded	$1,634,570	$1,797,042	$2,928,298

Surrender Charge Protection and Account Values by Product Type

Annuity Surrender Charges and Net (of coinsurance) Account Values at June 30, 2010

	Surrender Charge			Net Account Value
Product Type	Avg. Years At Issue	Avg. Years Remaining	Avg. % Remaining	Dollars in Thousands	%

Fixed Index Annuities	14.3	10.9	15.8%	$16,209,698	90.3%
Single-Year Fixed Rate Guaranteed Annuities	10.9	4.4	7.1%	1,273,741	7.1%
Multi-Year Fixed Rate Guaranteed Annuities	6.8	2.2	4.9%	469,090	2.6%

Total	13.9	10.2	14.9%	$17,952,529	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	(Dollars in thousands)
SURRENDER CHARGE PERCENTAGES (1):
No surrender charge	$326,711	$300,645
0.0% < 2.0%	43,687	66,655
2.0% < 3.0%	73,114	91,703
3.0% < 4.0%	44,138	112,280
4.0% < 5.0%	174,761	340,082
5.0% < 6.0%	62,058	358,030
6.0% < 7.0%	240,847	329,431
7.0% < 8.0%	69,188	262,198
8.0% < 9.0%	136,936	231,268
9.0% < 10.0%	201,444	283,368
10.0% or greater	369,947	13,834,038
	$1,742,831	$16,209,698

	Fixed and	Weighted
	Fixed Index	Average
	Annuities	Surrender
	Account Value	Charge
	(Dollars in thousands)
SURRENDER CHARGE EXPIRATION BY YEAR
Out of Surrender Charge	$611,391	0.00%
2010	139,851	2.42%
2011	286,438	3.11%
2012	435,676	4.49%
2013	601,805	5.22%
2014	635,140	6.38%
2015	607,811	8.11%
2016	764,376	9.43%
2017	927,274	10.54%
2018	896,296	12.69%
2019	650,741	13.18%
2020	696,945	13.88%
2021	624,724	15.32%
2022	1,125,633	17.50%
2023	4,063,057	19.71%
2024	2,938,170	19.52%
2025	1,230,065	19.69%
2026	708,484	19.99%
2027	8,652	20.00%
	$17,952,529	14.88%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Annuity Liability Characteristics

	Fixed Annuities Account Value	Fixed Index Annuities Account Value
	(Dollars in thousands)
APPLICABLE GUARANTEE PERIOD:
Annual reset (2)	$1,559,932	$16,184,018
Multi-year (3 - 7 years)	182,899	25,680
	$1,742,831	$16,209,698

ULTIMATE MINIMUM GUARANTEE RATE (3):
2.00%	$210,262	$1,161
2.20%	4,317	77,823
2.25%	–	3,777,210
2.25% (3)	200,338	1,009,222
3.00%	1,260,177	10,763,339
3.50% (4)	–	580,943
4.00%	67,737	–
	$1,742,831	$16,209,698

CREDITED RATE (INCLUDING BONUS INTEREST) VS. ULTIMATE MINIMUM GUARANTEED RATE DIFFERENTIAL (5) (6):
No differential	$64,219	$34,077
› 0.0% - 0.5%	1,078,493	4,279,516
› 0.5% - 1.0%	324,279	2,141,867
› 1.0% - 1.5%	107,817	47,432
› 1.5% - 2.0%	101,218	3
› 2.0% - 2.5%	22,726	–
› 2.5% - 3.0%	43,579	–
Greater than 3.0%	500	–
Index strategies	–	9,706,803
	$1,742,831	$16,209,698

(1)	In addition, $960,572 (55%) of the Fixed Annuities Account Value have market value adjustment protection.
(2)
The contract features for substantially all of the Fixed Index Annuities Account Value provide for the annual reset of contractual features that effect the cost of money. The contract features for less than .5% of the Fixed Index Annuities Account Value are reset every two years.

(3)	Products have a guarantee of 2.25% for the first 10 years, and 3.00% thereafter.
(4)
Rates applicable to the minimum guaranteed surrender value are 3.50% for the first 5 years, and 3.00% thereafter (applied to less than 100% of the annuity deposits received). Minimum guaranteed rates for amounts allocated to the fixed rate strategy are 2.25% for the first 10 years, and 3.00% thereafter.

(5)	Recent issues may contain bonus interest rates ranging from 1.0% to 3.0%.
(6)
Includes products with multi-year guarantees for which the credited rate cannot be decreased to the ultimate minimum guaranteed rate until the end of the multi-year period. The weighted average differential between the current credited rate and the ultimate minimum guaranteed rate on the multi-year guarantee fixed annuity account values was approximately 179 basis points.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Spread Results

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009
Average yield on invested assets	6.14%	6.29%	6.30%
Cost of money:
Aggregate	2.93%	3.31%	3.26%
Cost of money for fixed index annuities	2.87%	3.30%	3.24%
Average crediting rate for fixed rate annuities:
Annually adjustable	3.26%	3.26%	3.26%
Multi-year rate guaranteed	3.76%	3.89%	3.88%
Investment spread:
Aggregate	3.21%	2.98%	3.04%
Fixed index annuities	3.27%	2.99%	3.06%
Fixed rate annuities:
Annually adjustable	2.88%	3.03%	3.04%
Multi-year rate guaranteed	2.38%	2.40%	2.42%

Summary of Invested Assets

	June 30, 2010		December 31, 2009
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)

Fixed maturity securities:
United States Government full faith and credit	$3,583	–	$3,310	–
United States Government sponsored agencies	5,656,367	32.7%	5,557,971	36.2%
United States municipalities, states and territories	839,692	4.9%	355,634	2.3%
Corporate securities	4,912,349	28.4%	3,933,198	25.6%
Residential mortgage backed securities	2,617,885	15.1%	2,489,101	16.2%
Total fixed maturity securities	14,029,876	81.1%	12,339,214	80.3%
Equity securities	85,631	0.5%	93,086	0.6%
Mortgage loans on real estate	2,524,332	14.6%	2,449,778	15.9%
Derivative instruments	191,411	1.1%	479,272	3.1%
Short term investments	449,797	2.6%	–	–
Other investments	16,965	0.1%	12,760	0.1%
	$17,298,012	100.0%	$15,374,110	100.0%

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Credit Quality of Fixed Maturity Securities - June 30, 2010

NAIC Designation	Carrying Amount	Percent	Rating Agency Rating	Carrying Amount	Percent
	(Dollars in thousands)			(Dollars in thousands)

1	$10,602,283	75.5%	Aaa/Aa/A	$9,935,802	70.9%
2	3,063,421	21.8%	Baa	2,769,297	19.7%
3	325,016	2.3%	Ba	343,487	2.4%
4	23,910	0.2%	B	98,149	0.7%
5	8,325	0.1%	Caa and lower	876,220	6.2%
6	6,921	0.1%	In or near default	6,921	0.1%
	$14,029,876	100.0%		$14,029,876	100.0%

Watch List Securities - June 30, 2010

General Description	Amortized Cost	Unrealized Losses	Fair Value	Months Below Amortized Cost

Corporate bonds:
Finance, insurance and real estate companies	$10,984	$(2,522)	$8,462	26 - 39
U.S. retail company	10,484	(1,746)	8,738	59 - 61
	$21,468	$(4,268)	$17,200

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Summary of Residential Mortgage Backed Securities

Collateral Type	NAIC Designation	Principal Amount	Amortized Cost	Fair Value
		(Dollars in thousands)
OTTI has not been recognized
Government agency	1	$68,223	$67,492	$74,442
Prime	1	1,723,416	1,619,632	1,648,712
	2	106,797	106,389	97,022
	3	21,474	21,140	13,898
Alt-A	1	14,110	12,819	10,599
	2	46,456	47,264	38,381
		$1,980,476	$1,874,736	$1,883,054
OTTI has been recognized
Prime	1	$229,734	$208,447	$177,581
	2	195,908	186,514	146,159
	3	69,651	66,589	54,332
Alt-A	1	272,064	234,292	193,977
	2	164,235	141,783	113,135
	3	73,583	61,817	46,892
	6	5,080	4,409	2,755
		$1,010,255	$903,851	$734,831
Total by collateral type
Government agency		$68,223	$67,492	$74,442
Prime		2,346,980	2,208,711	2,137,704
Alt-A		575,528	502,384	405,739
		$2,990,731	$2,778,587	$2,617,885
Total by NAIC designation
	1	$2,307,547	$2,142,682	$2,105,311
	2	513,396	481,950	394,697
	3	164,708	149,546	115,122
	6	5,080	4,409	2,755
		$2,990,731	$2,778,587	$2,617,885

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Mortgage Loans by Region and Property Type

	June 30, 2010		December 31, 2009
	Carrying Amount	Percent	Carrying Amount	Percent
	(Dollars in thousands)
Geographic distribution
East	$573,476	22.8%	$555,294	22.7%
Middle Atlantic	169,462	6.7%	168,246	6.9%
Mountain	401,447	15.9%	388,940	15.9%
New England	43,609	1.7%	44,541	1.8%
Pacific	230,531	9.1%	216,382	8.8%
South Atlantic	498,355	19.7%	463,773	18.9%
West North Central	409,139	16.2%	410,883	16.8%
West South Central	199,413	7.9%	201,719	8.2%
	$2,525,432	100.0%	$2,449,778	100.0%
Loan loss allowance	(1,100)		–
	$2,524,332		$2,449,778

Property type distribution
Office	$673,362	26.6%	$664,397	27.1%
Medical Office	159,434	6.3%	145,390	5.9%
Retail	582,467	23.1%	564,023	23.0%
Industrial/Warehouse	620,604	24.6%	606,317	24.8%
Hotel	148,999	5.9%	155,594	6.4%
Apartments	128,158	5.1%	122,854	5.0%
Mixed use/other	212,408	8.4%	191,203	7.8%
	$2,525,432	100.0%	$2,449,778	100.0%
Loan loss allowance	(1,100)		–
	$2,524,332		$2,449,778

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Shareholder Information

Corporate Offices:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266

Inquiries:

D.J. Noble, Executive Chairman
(515) 457-1703, dnoble@american-equity.com

Debra J. Richardson, Executive Vice President and Secretary
(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman, Chief Financial Officer and Treasurer
(515) 457-1813, jmatovina@american-equity.com

Common Stock and Dividend Information:

New York Stock Exchange symbol: “AEL”

	High	Low	Close	Dividend Declared
2010
First Quarter	$10.99	$6.65	$10.65	$0.00
Second Quarter	$11.64	$8.53	$10.32	$0.00

2009
First Quarter	$7.40	$2.96	$4.16	$0.00
Second Quarter	$8.86	$4.01	$5.58	$0.00
Third Quarter	$8.65	$5.24	$7.02	$0.00
Fourth Quarter	$8.40	$6.10	$7.44	$0.08

2008
First Quarter	$10.21	$6.82	$9.28	$0.00
Second Quarter	$11.63	$7.61	$8.15	$0.00
Third Quarter	$10.75	$7.27	$7.50	$0.00
Fourth Quarter	$7.75	$3.65	$7.00	$0.07

Transfer Agent:

Computershare Trust Company, N.A.
P.O. Box 43010
Providence, RI 02940-0310
Phone: (877) 282-1169
Fax: (781) 575-2723
www.computershare.com

Annual Report and Other Information:

Shareholders may receive when available, without charge, a copy of American Equity’s Annual Report, SEC filings and/or press releases by calling Julie L. LaFollette, Investor Relations, at (515) 273-3602 or by visiting our web site at www.american-equity.com.

American Equity Investment Life Holding Company
Financial Supplement – June 30, 2010

Research Analyst Coverage

Steven Schwartz
Raymond James & Associates, Inc.
(312) 612-7686
steven.schwartz@raymondjames.com

Mark Finkelstein, Paul Sarran
Macquarie (USA) Equities Research
(312) 660-9179 mark.finkelstein@macquarie.com
(312) 660-9137 paul.sarran@macquarie.com

Randy Binner
Friedman, Billings, Ramsey & Co., Inc.
(703) 312-1890
rbinner@fbr.com

Edward Shields
Sandler O’Neill & Partners
(312) 281-3487
eshields@sandleroneill.com

Mark Hughes
SunTrust Robinson Humphrey
(615) 748-5680
mark_hughes@rhco.com